Exhibit 99.2

The financial information below shows the unaudited results of operations of the Company for each of the quarters in the fiscal year ending December 31, 2012, as well as the quarters ended March 31, 2013 and June 30, 2013, that give effect to the reclassification of the  Company’s domestic retail wireless business operated under the “Alltel” name as a discontinued operation.   This business was sold to AT&T Mobility LLC on September 20, 2013.

ATLANTIC TELE-NETWORK, INC.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Revenues:
U.S. wireless	$23,330	$25,599	$29,042	$24,847	$21,212	$26,589
International wireless	18,900	20,271	21,014	21,277	21,430	21,837
Wireline	21,731	21,074	21,289	21,430	20,564	20,877
Equipment and other	1,785	1,882	1,967	2,358	1,626	2,323
Total revenue	65,746	68,826	73,312	69,912	64,832	71,626

Operating expenses:
Termination and access fees	13,852	14,116	14,435	14,410	13,055	13,601
Engineering and operations	10,176	9,755	9,903	10,184	9,658	9,182
Sales, marketing and customer service	4,778	5,800	4,299	4,140	4,489	4,787
Equipment expense	2,746	3,274	3,129	4,232	2,667	2,834
General and administrative	12,585	12,254	12,952	11,798	11,909	13,120
Transaction-related charges	5	—	2	—	64	—
Depreciation and amortization	13,189	12,695	12,421	12,283	11,988	12,195
Impairment of intangible assets	—	—	—	3,350	—	—
Gain on disposition of long-lived assets	—	—	—	(11,605)	(1,076)	—

Total operating expenses	57,331	57,894	57,141	48,792	52,754	55,719

Operating income	8,415	10,932	16,171	21,120	12,078	15,907

Other income (expense):
Interest expense, net	(3,871)	(3,899)	(2,985)	(2,954)	(2,263)	(2,722)
Other income (expense)	44	(536)	49	2,309	14	13

Other income (expense), net	(3,827)	(4,435)	(2,936)	(645)	(2,249)	(2,709)

Income from continuing operations before income taxes	4,588	6,497	13,235	20,475	9,829	13,198
Income taxes	2,214	2,673	4,145	11,799	3,945	4,868

Income from continuing operations	2,374	3,824	9,090	8,676	5,884	8,330

Income from discontinued operations, net of tax	6,563	7,943	8,922	5,775	4,034	3,091

Net income	8,937	11,767	18,012	14,451	9,918	11,421

Net income attributable to non-controlling interests, net of tax:
Continuing operations	522	(855)	(1,681)	(1,130)	(1,055)	(1,934)
Discontinued operations	(138)	(382)	(365)	(205)	(87)	(630)

Net income attributable to non-controlling interests, net	384	(1,237)	(2,046)	(1,335)	(1,142)	(2,564)

Net income attributable to Atlantic Tele-Network, Inc. stockholders	$9,321	$10,530	$15,966	$13,116	$8,776	$8,857

Basic net income per weighted average share attributable to Atlantic Tele-Network, Inc. stockholders:
Income from continuing operations	$0.19	$0.19	$0.48	$0.48	$0.31	$0.41
Income from discontinued operations	0.42	0.49	0.55	0.36	0.25	0.16
Net income	$0.61	$0.68	$1.03	$0.84	$0.56	$0.57

Diluted net income per weighted average share attributable to Atlantic Tele-Network, Inc. stockholders:
Income from continuing operations	$0.19	$0.19	$0.47	$0.48	$0.31	$0.40
Income from discontinued operations	0.41	0.48	0.55	0.36	0.25	0.16
Net income	$0.60	$0.67	$1.02	$0.84	$0.56	$0.56

Weighted average common shares outstanding:
Basic	15,456	15,535	15,560	15,572	15,588	15,706
Diluted	15,554	15,609	15,651	15,663	15,695	15,821

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), the information presented herein also contains non-GAAP financial measures. Specifically, ATN has presented an Adjusted EBITDA measure. Adjusted EBITDA is defined as net income attributable to ATN stockholders before income from discontinued operations, gain on disposal of discontinued operations, interest, taxes, depreciation and amortization, transaction-related charges, impairment of intangible assets, gain on disposition of long-lived assets, other income or expense, and net income attributable to non-controlling interests. The Company believes that the inclusion of this non-GAAP financial measure helps investors to gain a meaningful understanding of the Company’s core operating results and enhance comparing such performance with prior periods. ATN’s management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure included herein is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measure used herein to the most directly comparable GAAP financial measure is set forth in the next page.

ATLANTIC TELE-NETWORK, INC.

Reconcilation of Operating Income to Adjusted EBITDA (Non-GAAP Measure)

(in Thousands, Except per Share Data)

	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013

Operating Income	$8,415	$10,932	$16,171	$21,120	$12,078	$15,907

Transaction-related charges	5	—	2	—	64	—
Depreciation and amortization	13,189	12,695	12,421	12,283	11,988	12,195
Impairment of intangible assets	—	—	—	3,350	—	—
Gain on disposition of long-lived assets	—	—	—	(11,605)	(1,076)	—

Adjusted EBITDA	$21,609	$23,627	$28,594	$25,148	$23,054	$28,102